                                                                      Exhibit 32

                        CERTIFICATIONS UNDER SECTION 906


         Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of OptiCare Health Systems, Inc., a Delaware corporation (the Company), does hereby certify, to such officers knowledge, that:


         The Quarterly Report for the period ended March 31, 2004 (the Form 10-Q) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.




         Dated: May 14, 2004        /s/ Dean J. Yimoyines
                                    ---------------------
                                       Dean J. Yimoyines, M.D.
                                       Chairman of the Board and Chief Executive
                                       Officer
                                       (Principal Executive Officer)



         Dated: May 14, 2004        /s/ William A. Blaskiewicz
                                    --------------------------
                                       William A. Blaskiewicz
                                       Vice President and Chief Financial
                                       Officer
                                       (Principal Financial and Accounting
                                       Officer)


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.